Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 31, 2009, relating to the financial statements and financial statement schedule of SCM Microsystems, Inc., included or incorporated by reference in the Annual Report on Form 10-K of SCM Microsystems, Inc. for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ DELOITTE & TOUCHE GmbH
     Wirtschaftsprüfungsgesellschaft
Munich, Germany
October 19, 2009